Exhibit 99.1

Agrify Acquires Precision Extraction Solutions and Cascade Sciences, Two of the Leading Cannabis and Hemp Extraction, Post-Processing, and Testing Equipment and Services Companies

Acquisition Expands Agrify’s Offerings into the Flourishing Post-Harvest Segment of the Supply Chain, Positioning the Company as the Most Vertically Integrated Total Solutions Provider for its Customers

Transaction is Expected to Generate Approximately $40 million in Additional Revenue in 2021 and Provide Significant Future Growth Opportunities

Acquisition is Projected to Nearly Double Agrify’s 2021 Revenue and is Immediately Accretive with Positive Gross Margins and EBITDA Contribution

Management Hosting a Conference Call on October 5 at 8:30a.m. Eastern Time

Billerica, Mass., October 4, 2021 – Agrify Corporation (NasdaqCM:AGFY) (“Agrify” or the “Company”), a developer of highly advanced and proprietary precision hardware and software cultivation solutions for the indoor agriculture marketplace, today announced it has acquired Precision Extraction Solutions (“Precision”) and Cascade Sciences (“Cascade”), two of the leading brands that provide equipment and solutions for extraction, post-processing, and testing for the cannabis and hemp industry, from Sinclair Scientific (“Sinclair”).

With the addition of Precision and Cascade, Agrify has expanded its core business beyond cultivation by gaining instant access to complementary and highly attractive areas of the supply chain. Precision and Cascade offer cutting-edge technologies and end-to-end service solutions for cannabis and hemp extraction and post-processing. These leading brands have collectively worked with over 30 multi-state operators (“MSOs”) and over a thousand cannabis and hemp customers. Precision and Cascade expect to generate approximately $40 million in revenue in 2021 with positive EBITDA. As a result of this transaction, Agrify now has a physical presence in seven states with a growing number of clients and business partners distributed throughout the country.

Management Commentary

“We are thrilled to announce the acquisition of Precision and Cascade, two companies that share our strong commitment and passion for delivering leading-edge solutions and exceptional customer service to the cannabis and hemp industry,” said Raymond Chang, CEO of Agrify. “Precision and Cascade have stellar reputations and powerful leadership positions in their respective spaces, which is a perfect complement to our existing business and should allow us to leverage new competitive advantages and synergies in order to accelerate our growth plans.”

Mr. Chang added, “This accretive and transformative acquisition offers us a number of critical benefits including giving us direct access to the thriving global cannabis extract vertical, which is expected to grow to $24 billion by 20281, increasing our potential customer base by approximately 50%, and nearly doubling our annual revenue in 2021. Additionally, we believe this transaction provides us with a tremendous opportunity to engage with more MSOs through our fortified portfolio of solutions while also driving substantial gains to the lifetime value of our current and future clients as well as the legacy customers from Precision and Cascade. We want to officially welcome our new team members, customers, business partners, and suppliers to the Agrify family, and we look forward to realizing the vast potential of our bolstered organization while generating significant value for all of our stakeholders and shareholders.”

“We are proud to partner with Agrify to create the most vertically integrated total solutions provider in the cannabis and hemp market,” said Nick Tennant, Founder and Chief Technology Officer of Precision. “We have seen firsthand that customers are craving best-in-class solutions that address the many challenges they encounter across the supply chain from a single trusted source. With a diverse suite of cultivation and post-harvest solutions, our combined organizations are poised to leverage our additional scale to become a dominant force within the industry.”

Mary Babitz, Founder of Cascade, added, “We are excited to join Agrify at the forefront of this powerful movement that is currently happening in the cannabis and hemp space. Agrify is a forward-thinking organization with a talented team, a robust portfolio of innovative solutions, and an impressive vision. As part of Agrify’s growing platform, we look forward to strengthening our existing customer relationships while also furthering our reach and bringing our industry-leading products and services to new clients throughout the world.”

Agreement Highlights

The acquisition of Precision and Cascade is expected to provide Agrify with the following strategic benefits:

•	Strategic entry point into a rapidly growing attractive market with the global extract market projected to reach $24 billion by 2028, growing at a CAGR of approximately 22% from 2021 to 2028[1]. Access to this segment increases Agrify’s total addressable market and grow its potential customer base by approximately 50%.

●	Strong financial performance and growth profile with revenue from the extraction business expected to reach approximately $40 million in 2021, which would nearly double Agrify’s previously announced full year 2021 revenue guidance, while also providing substantial growth opportunities for the Company in the future. The acquisition is immediately accretive to Agrify on a gross profit and EBITDA basis.

●	Expanded product offerings with the addition of innovative pre- and post-extraction and testing solutions, creating the most comprehensive suite of solutions under one platform and adding even more value and stickiness to Agrify’s offerings. The science-backed solutions from Precision and Cascade include equipment technology, facility and lab design, and extensive research and development capabilities.

●	Introduction of new revenue streams and synergistic cost savings including hardware-as-a-service to capture higher margin recurring revenue, as well as supply chain optimization through streamlined product sourcing, purchasing, manufacturing, and warehousing.

●	Expansion across the U.S. with a combined presence in seven states, including California, Colorado, Florida, Massachusetts, Michigan, New Jersey, and Oregon, consisting of showrooms, warehouses, offices, and manufacturing and production facilities. Agrify expects to further scale its nationwide network as it continues to place a strong emphasis on supporting customer success, building new relationships with MSOs and single-state operators (“SSOs”), and establishing more Agrify Total Turn-Key Solution (“Agrify TTK Solution”) partnerships.

●	Addition of well-respected talent and market-leading brands with Precision and Cascade joining the Agrify ecosystem. These two innovative, award-winning brands in their respective areas bring a growing roster of customers including large MSOs and thousands of cannabis and hemp clients across the United States. This acquisition is expected to strengthen Agrify’s competitive position as a premier, vertically integrated partner of choice for the industry’s leading cannabis and hemp companies.

1 https://www.verifiedmarketresearch.com/product/cannabis-extract-market/

Agreement Details

Agrify acquired Precision and Cascade with a base purchase price of $50 million, consisting of $30 million of cash and $20 million in value of Agrify common stock, in each case subject to adjustments, escrows, and holdbacks as set forth in the definitive agreement (the “Agreement”). The total purchase price may be adjusted to up to $65 million based on the performance of the Cascade and Precision businesses for the fiscal year ending December 31, 2021. The Agreement includes customary representations, warranties, and covenants regarding Sinclair, Precision, Cascade, and Agrify.

Conference Call Details

Agrify will host a conference call and webcast to discuss the acquisition of Precision and Cascade on October 5, 2021, at 8:30 a.m. Eastern Time (ET). The call will be hosted by Raymond Chang, Chief Executive Officer and Niv Krikov, Chief Financial Officer. All interested parties are invited to attend. The conference call will be webcast with an accompanying slide deck, which can be accessed by visiting Agrify’s investor relations website. All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link.

DATE:	Tuesday, October 5, 2021
TIME:	8:30 a.m. ET
DIAL-IN NUMBER:	(844) 792-4409
WEBCAST	Click here to join
CONFERENCE ID:	5299816
REPLAY:	(855) 859-2056 or (404) 537-3406 Available until 11:59 p.m. ET Friday, October 8, 2021 Replay Code: 5299816

Advisors

A.G.P./Alliance Global Partners acted as exclusive financial advisor to Agrify, and Burns & Levinson LLP acted as its legal counsel. Embarc Advisors acted as exclusive financial advisor to Sinclair, and PRK Livengood and Sellers, P.C. acted as its legal counsel.

About Agrify (NasdaqCM:AGFY)

Agrify is a developer of premium grow solutions for the indoor agriculture marketplace. The Company uses data, science, and technology to empower its customers to be more efficient, more productive, and more intelligent about how they run their businesses. Agrify’s highly advanced and proprietary hardware and software solutions have been designed to help its customers achieve the highest quality, consistency, and yield, all at the lowest possible cost. For more information, please visit Agrify’s website at http://www.agrify.com.

About Precision Extraction Solutions

Precision Extraction Solutions is the industry leader in cannabis and hemp extraction equipment, technology, lab design and site planning, compliance, training and consulting. Precision offers cutting-edge solutions for cannabis and hemp processors at every stage of growth. With unparalleled tech support and customer service, Precision helps its customers thrive in the extraction industry through innovation, safety and service while providing unique industry-specific technology, experience, and knowledge. More award-winning concentrates are made with Precision® than any other brand.

About Cascade Sciences

Cascade Sciences leads the industry in professional-grade processing solutions with nearly 30 years of industry experience. Cascade’s extensive line of vacuum, drying, and decarboxylation ovens, reactor systems, rotary evaporators, vacuum cold traps, chillers, homogenizers, laboratory baths, moisture analyzers, and scientific balances sets the standard in laboratory testing and processing solutions. Cascade is dedicated to providing the highest quality products with superior service and support.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify, Sinclair Scientific, Precision Extraction Solutions, Cascade Sciences, and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected results of the combination of Agrify, Precision, and Cascade, future prospects, and financial performance. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts:

Agrify
Niv Krikov
Chief Financial Officer
niv.krikov@agrify.com
(617) 896-5240

Investor Relations
Brian Pinkston
ir@mattio.com
(703) 926-9159

Media Contact
Renee Cotsis
renee@mattio.com